Exhibit16(a)(1)(vi)

NOT VALID UNLESS SIGNED BY AN ELIGIBLE INSTITUTION.

NOTICE OF GUARANTEED DELIVERY

OF SHARES OF COMMON STOCK OF

AF FINANCIAL GROUP

Pursuant to the Offer to Purchase Dated January 16, 2008

This Notice of Guaranteed Delivery, or one substantially in the same form or a facsimile copy of it, must be used to accept the Offer (as defined below) if:

(a) certificates for shares of common stock (the “Shares”) of AF Financial Group are not immediately available; or

(b) time will not permit the Letter of Transmittal or other required documents to reach the Depositary before the Expiration Date (as defined in “Terms of the Offer–Expiration and Extension of the Offer; Amendment” section of the Offer to Purchase, as defined below).

This Notice of Guaranteed Delivery, signed and properly completed, may be delivered by hand, mail, overnight courier, telegram or facsimile transmission to the Depositary by the Expiration Date. See “Terms of the Offer–Procedure for Tendering Shares” in the Offer to Purchase.

AMERICAN STOCK TRANSFER AND TRUST COMPANY

By Mail, Overnight Courier or In Person By Hand Only: American Stock Transfer and Trust Company 59 Maiden Lane Plaza Level New York, NY 10038	By Facsimile Transmission: (for Eligible Institutions only) (718)234-5001 Confirm Facsimile Transmission by Telephone: (718) 921-8124

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN THAT SHOWN ABOVE OR TRANSMISSION OF INSTRUCTIONS TO A FACSIMILE NUMBER OTHER THAN THAT LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

The undersigned hereby tenders to AF Financial Group at the price of $20.00 share upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 16, 2008 (the “Offer to Purchase”), and the related Letter of Transmittal, receipt of which is hereby acknowledged, Shares of common stock (the “Shares”), pursuant to the guaranteed delivery procedure set forth under “Terms of the Offer–Procedure for Tendering Shares” in the Offer to Purchase.

PLEASE CALL ROBERT E. WASHBURN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF AF FINANCIAL GROUP, FOR THE OFFER, FOR ASSISTANCE IN COMPLETING THIS FORM AT (336) 246-4344 (TOLL FREE: (800) 723-4718).

Certificate Nos. (if available):________________________________________________

Name(s): _______________________________________________________________________

(Please Print)

Address(es): ___________________________________________________________________

City State Zip Code:____________________________________________________________

Area Code and

Telephone Number: ______________________________________________________________

SIGN HERE

Dated: ___________, 2008

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank, trust company, savings bank, savings and loan association or credit union having an office or correspondent in the United States (each, an “Eligible Institution”), hereby (i) represents that the undersigned has a net long position in Shares or in equivalent securities within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, at least equal to the Shares tendered, (ii) represents that such tender of Shares complies with Rule 14e-4 and (iii) guarantees that the certificates representing the Shares tendered hereby in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal, will be received by the Depositary at its address set forth above within three business days after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

Name of Firm:______________________________

Authorized Signature:______________________

Address:___________________________________

Name:______________________________________

Title:_____________________________________

Zip Code:__________________________________

Area Code and Telephone Number:__________________________

Dated:__________, 2008

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.